Exhibit 10.19

AMENDED AND RESTATED SUBSCRIPTION AGREEMENT

THIS AMENDED AND RESTATED SUBSCRIPTION AGREEMENT (this “Agreement”), effective as of October 30, 2023 (the “Effective Date”), is made by and between Polar Multi-Strategy Master Fund (the “Investor”), and Spectaire Holdings Inc. (f/k/a Perception Capital Corp. II.), a Delaware corporation (the “Company”), and amends and restates the subscription agreement dated October 4, 2023 (the “Original Agreement”) by and between Investor and the Company. The Company prior to the consummation of the De-SPAC Closing (as defined below) is referred to in this Agreement as “SPAC.” Investor and Company are referred to in this Agreement individually as a “Party” and collectively as the “Parties.”

WHEREAS, SPAC is a special purpose acquisition company that closed on its initial public offering on November 1, 2021, with 12 months to complete an initial business combination (the “De- SPAC”);

WHEREAS, the Investor made a capital contribution to the SPAC of $650,000 (the “Investor Capital Contribution”) and the SPAC agreed to repay such Investor Capital Contribution as a return of capital to Investor at the closing of the De-SPAC (the “SPAC Repayment”), pursuant to the terms of the Original Agreement; and

WHEREAS, the Parties hereto wish to amend and restate the Original Agreement in the form of this Agreement to amend the terms of the SPAC Repayment and to reflect certain other amendments to the Original Agreement.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and the representations, warranties, covenants and agreement contained in this Agreement, and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE I

AMENDMENT AND RESTATEMENT

1.1	On and from the date hereof, the terms and provisions of the Original Agreement are amended, superseded, and restated in their entirety by the terms and provisions of this Agreement. This Agreement is not intended to, and shall not constitute a novation, payment or termination of the obligations under the Original Agreement. Without double counting, the Investor Capital Contribution made and obligations to transfer the Subscription Shares to the Investor at the closing of the De-SPAC (the “De-SPAC Closing”), shall continue and be in full force and effect.

ARTICLE II

CAPITAL CONTRIBUTION AND SUBSCRIPTION

2.1	Investor Capital Contribution. The Investor Capital Contribution was made by the Investor to the SPAC in cash, within five (5) business days of the Parties entering into the Original Agreement.

2.2	Subscription. In consideration for (i) the Investor Capital Contribution funded by the Investor and received by SPAC and (ii) the delay in the full repayment of the Investor Capital Contribution after the De-SPAC, Company shall issue, within two (2) business days of the Parties entering into this Agreement:

2.2.1	0.9 shares of common stock of the Company (the “Common Stock”) for each dollar of the Investor’s Capital Contribution that was funded prior to the De-SPAC Closing (collectively, the “Subscription Shares”); and

2.2.2	42,937 shares of Common Stock (the “SPAC Default Shares”) and shall issue to the Investor, subject to the Transfer Limit in section 2.6 below, an additional 42,937 SPAC Default Shares each month thereafter, until the Subscription Shares and SPAC Default Shares have been issued to the Investor and the Second Payment has been paid to the Investor pursuant to the terms of this Agreement.

2.3	Restrictions. The Subscription Shares and any Default Shares (as defined below) shall be issued or transferred free and clear of any liens, encumbrances or any interests of any third party and shall not be subject to any transfer restrictions or any other lock-up provisions, earn outs, or other contingencies (other than restrictions on transfer arising under applicable securities laws).

2.4	Registration. The Company shall ensure that the Subscription Shares, SPAC Default Shares and any Company Default Shares (as defined below) are promptly registered pursuant to the first registration statement (other than any registration statement on Form S-8) filed by the Company following the De-SPAC Closing, which shall be filed no later than 30 days after the De-SPAC and declared effective no later than 90 days after the De-SPAC Closing. In connection with the the De- SPAC Closing, the Company shall enter into a registration rights agreement with the Investor in substantially the same form as (and for the avoidance of doubt, shall be no less favorable than) any registration rights agreement by and between the SPAC and Perception Capital Partners II LLC, a Delaware limited liability company, who is the sponsor of the SPAC. It is acknowledged that investment funds managed or advised by the same manager as Investor shall be permitted transferees under any registration rights agreement or similar agreement.

2.5	Return of Capital. The Investor Capital Contribution did not and shall not accrue interest. On the De-SPAC, the SPAC repaid a portion of SPAC Repayment equal to $225,629.96 to the Investor, as a return of capital. The Company hereby agrees to pay the remainder of the SPAC Repayment and the reimbursement of the legal fees incurred by the Investor pursuant to the Original Agreement and this Agreement (collectively, being an amount equal to $429,370.04) to the Investor on or prior to April 19, 2024, as a return of capital (“Second Payment”). The Investor may elect to receive the Second Payment in cash or shares of Common Stock on or prior to April 19, 2024. If the Investor elects to receive the Second Payment in shares, then the Company will issue to the Investor shares of Common Stock at a rate of one share of Common Stock for each $10 of the Investor Capital Contribution being repaid under the Second Payment.

2.6	Default. In the event that Company defaults in its obligations under Section 2.2, 2.3, 2.4, or 2.5 of this Agreement and in the event that such default continues for a period of five (5) business days following written notice to the Company (the “Default Date”), the Company shall immediately issue to Investor 85,874 shares of Common Stock (the “Company Default Shares”) on the Default Date and shall issue to the Investor an additional 85,874 Company Default Shares each month thereafter, until the default is cured; provided however, that in no event will the Company issue any SPAC Default Shares or Company Default Shares (collectively, the “Default Shares”) to Investor that would result in Investor (together with any other persons whose beneficial ownership of the Common Stock would be aggregated with Investor’s for purposes of Section 13(d) or Section 16 of the Exchange Act and the applicable regulations of the Securities and Exchange Commission, including any “group” of which Investor is a member) beneficially owning more than 19.9% of the outstanding shares of Common Stock (“Transfer Limit”); provided further than any Default Shares that were not transferred to Investor because the transfer of such shares would have exceeded the Transfer Limit shall be promptly transferred to Investor upon written request from Investor to extent that, at the time of such request, such transfer would no longer exceed the Transfer Limit. Any such Default Shares received pursuant to this Section 2.6 shall be added to the registration statement required by Section 2.4 of this Agreement if not then effective and if such registration statement has been declared effective, Company shall promptly register such Default Shares, and in any event within 90 days.

2.7	[Intentionally deleted].

2.8	[Intentionally deleted].

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Each Party hereby represents and warrants to each other Party as of the date of this Agreement, that:

3.1	Authority. Such Party has the power and authority to execute and deliver this Agreement and to carry out its obligations hereunder. The execution, delivery and performance by the Party of this Agreement and the consummation of the transfer have been duly authorized by all necessary action on the part of the relevant Party, and no further approval or authorization is required on the part of such Party. This Agreement will be valid and binding on each Party and enforceable against such Party in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent transfer or conveyance, moratorium or similar laws affecting the enforcement of creditors rights generally and general equitable principles, regardless of whether such enforceability is considered in a proceeding at law or in equity.

3.2	Acknowledgement. Each Party acknowledges and agrees that the Subscription Shares and Default Shares (as defined herein) have not been registered under the Securities Act or under any state securities laws and the Investor represents that, as applicable, it (a) is acquiring the Subscription Shares and Default Shares pursuant to an exemption from registration under the Securities Act with no present intention to distribute them to any person in violation of the Securities Act or any applicable U.S. state securities laws, (b) will not sell or otherwise dispose of any of the Subscription Shares and Default Shares, except in compliance with the registration requirements or exemption provisions of the Securities Act and any applicable U.S. state securities laws, (c) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of the investment and related economic terms hereunder and of making an informed investment decision, and has conducted a review of the business and affairs of the Company that it considers sufficient and reasonable for purposes of making the transfer, and (d) is an “accredited investor” (as that term is defined by Rule 501 under the Securities Act). Each Party acknowledges and agrees that this subscription will not be treated as indebtedness for U.S. tax purposes.

3.3	Trust Waiver. Investor acknowledges that the SPAC was a blank check company with the powers and privileges to effect a business combination and that a trust account was established by the SPAC in connection with its initial public offering (“Trust Account”). Investor waives any and all right, title and interest, or any claim of any kind it now has or may have in the future, in or to any monies held in the Trust Account, and agrees not to seek recourse against the Trust Account for any claims in connection with, as a result of, or arising out of the Original Agreement or this Agreement; provided, however, that nothing in this Section 3.3 shall (a) serve to limit or prohibit Investor’s right to pursue a claim for legal relief against assets outside the Trust Account, for specific performance or other relief, (b) serve to limit or prohibit any claims that Investor may have in the future against the Company’s assets or funds that are not held in the Trust Account (including any funds that have been released from the Trust Account and any assets that have been purchased or acquired with any such funds), or (c) be deemed to limit Investor’s right, title, interest or claim to the Trust Account by virtue of Investor’s record or beneficial ownership of securities of the SPAC acquired by any means other than pursuant to this Agreement, including but not limited to any redemption right with respect to any such securities of the SPAC.

3.4	Restricted Securities. Investor hereby represents, acknowledges and warrants its representation of, understanding of and confirmation of the following:

●	Investor realizes that, unless subject to an effective registration statement, the Subscription Shares and Default Shares cannot readily be sold as they will be restricted securities and therefore the Subscription Shares and the Default Shares must not be accepted unless Investor has liquid assets sufficient to assure that Investor can provide for current needs and possible personal contingencies;

●	Investor understands that, because following the De-SPAC Closing, Company is a former “shell company” as contemplated under paragraph (i) of Rule 144, regardless of the amount of time that the Investor holds the Subscription Shares and Default Shares, sales of the Subscription Shares and Default Shares may only be made under Rule 144 upon the satisfaction of certain conditions, including that Company is no longer a ’shell company’ and that Company has not been a ’shell company’ for at least the last 12 months—i.e., that no sales of Subscription Shares and Default Shares can be made pursuant to Rule 144 until at least 12 months after the De-SPAC; and SPAC has filed with the United States Securities and Exchange Commission (the “SEC”), during the 12 months preceding the sale, all quarterly and annual reports required under the Securities Exchange Act of 1934, as amended;

●	Investor confirms and represents that it is able (i) to bear the economic risk of the Subscription Shares and Default Shares, (ii) to hold the Subscription Shares and Default Shares for an indefinite period of time, and (iii) to afford a complete loss of the Subscription Shares and Default Shares; and

●	Investor understands and agrees that a legend has been or will be placed on any certificate(s) or other document(s) evidencing the Subscription Shares and Default Shares in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR ANY STATE SECURITIES ACT. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS (I) THEY SHALL HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED AND ANY APPLICABLE STATE SECURITIES ACT, OR (II) AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, EXISTS.”

The Company shall use its best efforts take all steps necessary in order to remove the legend referenced in the preceding paragraph from the Subscription Shares and Default Shares immediately following the earlier of (a) the effectiveness of a registration statement applicable to the Subscription Shares and Default Shares or (b) any other applicable exception to the restrictions described in the legend occurs.

ARTICLE IV

MISCELLANEOUS

4.1	Severability. In case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such provision(s) had never been contained herein, provided that such provision(s) shall be curtailed, limited or eliminated only to the extent necessary to remove the invalidity, illegality or unenforceability in the jurisdiction where such provisions have been held to be invalid, illegal, or unenforceable.

4.2	Titles and Headings. The titles and section headings in this Agreement are included strictly for convenience purposes.

4.3	No Waiver. It is understood and agreed that no failure or delay in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

4.4	Term of Obligations. The term of this Agreement shall expire (6) months after the De-SPAC Closing. However, the obligations set forth herein that are intended to survive the expiration or termination of this Agreement shall survive the expiration or termination of this Agreement, including for the avoidance of doubt, the registration obligations set forth in Section 2.4, the default provision set forth in Section 2.6 and the indemnity obligations set forth in Section 4.13.

4.5	Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to its conflicts of laws rules. Each Party (a) irrevocably submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (or, to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware), or, if it has or can acquire jurisdiction, the United States District Court for the District of Delaware (collectively, the “Courts”), for purposes of any action, suit or other proceeding arising out of this Agreement; and (b) agrees not to raise any objection at any time to the laying or maintaining of the venue of any such action, suit or proceeding in any of the Courts, irrevocably waives any claim that such action, suit or other proceeding has been brought in an inconvenient forum and further irrevocably waives the right to object, with respect to such action, suit or other Proceeding, that such Court does not have any jurisdiction over such Party. Any Party may serve any process required by such Courts by way of notice.

4.6	WAIVER OF JURY TRIAL. EACH OF THE PARTIES HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

4.7	Entire Agreement. This Agreement contains the entire agreement between the parties and supersedes any previous understandings, commitments or agreements, oral or written, with respect to the subject matter hereof. No modification of this Agreement or waiver of the terms and conditions hereof shall be binding upon either party, unless mutually approved in writing.

4.8	Counterparts. This Agreement may be executed in counterparts (delivered by email or other means of electronic transmission), each of which shall be deemed an original and which, when taken together, shall constitute one and the same document.

4.9	Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by electronic means, with affirmative confirmation of receipt, (iii) one Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable Party at the following addresses (or at such other address for a Party as shall be specified by like notice.

If to Investor:	If to the Company :

POLAR MULTI-STRATEGY MASTER FUND	SPECTAIRE HOLDINGS INC.

c/o Mourant Governance Services (Cayman) Limited 94 Solaris Avenue Camana Bay	155 Arlington St. Watertown, MA 02472
PO Box 1348	Attention: Leonardo Fernandes
Grand Cayman KY1-1108 Cayman Islands	Email: lfernandes@spectaire.com

With a mandatory copy to:
Polar Asset Management Partners Inc. 16 York Street, Suite 2900
Toronto, ON M5J 0E6
Attention: Legal Department, Ravi Bhat / Jillian Bruce E-mail: legal@polaramp.com / rbhat@polaramp.com / jbruce@polaramp.com

4.10	Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. This Agreement shall not be assigned by operation of Law or otherwise without the prior written consent of the other Parties, and any assignment without such consent shall be null and void; provided that no such assignment shall relieve the assigning Party of its obligations hereunder.

4.11	Third Parties. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in or be deemed to have been executed for the benefit of, any person or entity that is not a Party hereto or thereto or a successor or permitted assign of such a Party.

4.12	Specific Performance. Each Party acknowledges that the rights of each Party to consummate the transactions contemplated hereby are unique, recognizes and affirms that in the event of a breach of this Agreement by any Party, money damages may be inadequate and the non-breaching Parties may have not adequate remedy at law, and agree that irreparable damage may occur in the event that any of the provisions of this Agreement were not performed by an applicable Party in accordance with their specific terms or were otherwise breached. Accordingly, each Party shall be entitled to seek an injunction or restraining order to prevent breaches of this Agreement and to seek to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such Party may be entitled under this Agreement, at law or in equity.

4.13	Indemnification. The Company agrees to indemnify and hold harmless Investor, its affiliates and its assignees and their respective directors, officers, employees, agents and controlling persons (each such person being an “Indemnified Party”) from and against any and all losses (but excluding financial losses to an Indemnified Party relating to the economic terms of this Agreement), claims, damages and liabilities (or actions in respect thereof), joint or several, incurred by or asserted against such Indemnified Party arising out of, in connection with, or relating to, the execution or delivery of this Agreement, the performance by the Company of its obligations hereunder, the consummation of the transactions contemplated hereby or any pending or threatened claim or any action, suit or proceeding against the Company, or the Investor; provided that the Company will not be liable under the foregoing indemnification provision to the extent that any loss, claim, damage, liability or expense is found in a nonappealable judgment by a court of competent jurisdiction to have resulted from Investor’s material breach of this Agreement or from Investor’s willful misconduct, or gross negligence. In addition (and in addition to any other reimbursement of legal fees contemplated by this Agreement), the Company will reimburse any Indemnified Party for all reasonable, out-of-pocket, expenses (including reasonable counsel fees and expenses) as they are incurred in connection with the investigation of, preparation for or defense or settlement of any pending or threatened claim or any action, suit or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto and whether or not such claim, action, suit or proceeding is initiated or brought by or on behalf of the Company. The provisions of this paragraph shall survive the termination of this Agreement.

[remainder of page intentionally left blank; signature page follows]

The Parties have caused this Agreement to be duly executed and delivered, all as of the date first set forth above.

COMPANY:
SPECTAIRE HOLDINGS INC.

By:	/s/ Brian Semkiw
Name:	Brian Semkiw
Title:	Chief Executive Officer

INVESTOR:
POLAR MULTI-STRATEGY MASTER FUND
By its investment advisor
Polar Asset Management Partners Inc.

By:	/s/ Andrew Ma
Name:	Andrew Ma
Title:	CCO

By:	/s/ Kirstie Moore
Name:	Kirstie Moore
Title:	Legal Counsel